EXHIBIT 23.1

CONSENT OF BDO AUDIBERIA AUDITORES

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-31076), Form S-3 (File No. 333-109607) and Form S-3 (File No. 333-40936) of Private Media Group, Inc. of our report dated March 29, 2005, with respect to the consolidated financial statements and financial statement schedule II of Private Media Group, Inc., which report appears in this Annual Report (Form 10-K) for the fiscal year ended December 31, 2004.

Barcelona, Spain

March 30, 2005

BDO Audiberia Auditores

/s/ BDO Audiberia Auditores